UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2008

ZEALOUS TRADING GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-26383 (Commission File Number)	88-0325940 (I.R.S. Employer Identification Number)

1800 Century Park East, Suite 200, Los Angeles, California 90067
 (Address of principal executive offices) (zip code)

(310) 895-7778
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

Item 4.01  Changes in Registrant’s Certifying Accountant

On January 18, 2008, Zealous Trading Group, Inc. (the “Company”) engaged Larry O’Donnell, CPA, PC (“O’Donnell”) to serve as its independent registered public accountant.  The decision to engage O’Donnell was approved by the Company’s Board of Directors.

Between June 2003 and October 23, 2007 (the “Prior Period”), O’Donnell served as the Company’s independent registered public accountant.  Except during the Prior Period, during the two fiscal years ended February 28, 2007 and 2006 and through January 18, 2008, the Company has not consulted with O’Donnell regarding either:

1.
The application of accounting principles to any specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to O’Donnell nor oral advice was provided that O’Donnell concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv) of Regulation S-B.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 28, 2008	Zealous Trading Group, Inc.

	By:	/s/ Milton C. Ault, III
Milton C. Ault, III
President and Chief Executive Officer

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